June 2, 2005

The Jhaveri Trust

18820 High Parkway

Cleveland, Ohio 44116

Gentlemen:

Re:

The Jhaveri Trust  - File Nos. 33-89288 and 811-8974

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 8 to the Jhaveri Trust Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 12 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP